Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP REPORTS 18% IMPROVEMENT IN NET INCOME DURING THE SECOND

QUARTER 2012

July 24, 2012

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported net income available to common shareholders of $1.7 million, or $0.07 per diluted share, for the quarter ended June 30, 2012, compared to $1.3 million, or $0.06 per diluted share, for the quarter ended June 30, 2011. For the year to date period ending June 30, 2012, the Company reported net income available to common shareholders of $6.2 million, or $0.26 per diluted share, compared to $1.9 million, or $0.08 per diluted share, for the same period in 2011. Highlights of the results of the second quarter of 2012 include:

•	Legacy loans increased $41.6 million, representing a 12. 6% annualized growth rate for the quarter.

•	The Company’s net interest margin was 4.66%, compared to 4.48% in the first quarter of 2012.

•

Total revenue (excluding gains and non-recurring adjustments) increased to $37.8 million in the second quarter of 2012, compared to $35.0 million in the first quarter of 2012, and $32.1 million in the second quarter of 2011.

•	Non-performing assets declined 30% from December 31, 2011.

•	Legacy classified loans decreased $22.6 million, or 22%, from December 31, 2011.

•	The allowance for loan losses as a percentage of non-performing loans increased to 59% in the current quarter, compared to 50% at December 31, 2011.

•	“In-migration” of new legacy problem loans amounted to $ 9.4 million, compared to $12.5 million in the first quarter of 2012, and $24.1 million in the fourth quarter of 2011 .

•	Tangible common equity as a percentage of tangible assets improved to 8.41%, and tangible common book value increased 10.2% to $10.29, compared to the June 30, 2011 amount.

Operating Results

Net income in the second quarter of 2012 totaled $2.5 million before preferred dividends, an increase of 18.0% when compared to the same quarter in 2011. For the year to date period, the Company’s earnings before preferred dividends were $7.9 million, compared to $3.5 million in the year to date period in 2011.

Net Interest Income and Net Interest Margin

Net interest income increased slightly during the period, growing to $28.9 million in the second quarter of 2012, compared to $28.7 million in the same quarter in 2011. The Company’s net interest margin in the second quarter of 2012 was 4.66%, compared to 4.79% in the same period in 2011. Lower yields on most earning asset classes were offset substantially by lower funding costs and better allocation of earning assets.

Declines in the yields on earning assets were driven primarily by lower yields on loans. Yields on legacy loans for the second quarter of 2012 were 5.71%, compared to 5.92% in the same quarter in 2011. Yields on all loan production (new and renewed) during the second quarter of 2012 were 5.40%. The yields on the new loan production approximate the current portfolio yield and suggest that declines in loan yields will be smaller in future quarters than they have been over the last 12 months.

Yields on covered loans for the second quarter of 2012 were 7.22%, which included a weighted average contractual rate of interest of approximately 5.29% with accretion totaling approximately 1.92% of average covered loans. This compares to a yield on covered loans of 10.30% in the same quarter in 2011, which included contractual rates of interest of 5.24% and accretion of 5.05% of average covered loans. Contractual rates of interest on covered loans are primarily affected by the levels of non-accrual loans, as well as the Company’s renewal of these notes with market interest rates. Amounts of accretion vary quarter to quarter depending on payoffs, principal reduction, and revaluations of estimated cash flows on purchased loans.

Funding costs declined significantly, with deposits costing 0.56% in the second quarter of 2012, compared to 1.08% in the same quarter in 2011. Costs of NOW, MMDA and savings accounts collectively decreased by more than 50% over the period, while CD costs fell approximately 35%. Additionally, the Company’s mix improved noticeably as growth in non-interest bearing deposits nearly matched the decline in retail CDs from June 30, 2011 to June 30, 2012.

Deposit costs continue to benefit from lower incremental costs on new accounts (non-CD accounts) and from much lower costs on renewals of retail CDs. Costs on new production of deposits were favorable when compared to prior quarters. CD costs on production during the second quarter of 2012 were 0.61%, compared to 0.65% in the first quarter of 2012. Additionally, cost of new NOW accounts and new MMDA accounts were 0.31% and 0.58%, respectively, in the second quarter, compared to 0.31% and 0.63%, respectively, in the first quarter of 2012.

Non-Interest Income

Non-interest income totaled $8.88 million during the second quarter of 2012, a 48.4% increase when compared to $5.98 million during the second quarter of 2011. The Company’s mortgage operations grew significantly during the quarter with over $3.0 million in revenue, compared to $400,000 for the same quarter in 2011 and $1.5 million in the first quarter of 2012. Mortgage loan pipelines continued to grow throughout the quarter with a majority of the business from purchase transactions rather than refinance transactions.

Service charges increased to $4.77 million during the second quarter of 2012, compared to $4.67 million in the second quarter of 2011. Increases in service charges relate primarily to strong increases in transaction accounts that are subject to service charges and fees.

Non-Interest Expense

Non-interest expense increased from $22.6 million in the second quarter of 2011 to $26.6 million in the second quarter of 2012. Increases in salaries and employee benefits were the primary drivers of increases in operating expenses, with salary and benefits costs growing by $2.7 million to $12.1 million for the quarter ending June 30, 2012 from $9.4 million in the same quarter in 2011. Compensation costs related to the Company’s mortgage operations accounted for $1.0 million of the increase and reinstated employee benefits, including retirement and 401(k) expenses, accounted for an additional $720,000 compared to the same quarter in 2011. Additionally, the Company has participated in three FDIC-assisted acquisitions since June 30, 2011, with acquired branch operations and loan resolution staff accounting for the majority of the growth in compensation costs not resulting from mortgage or reinstated employee benefits.

Credit-related expenses in the second quarter of 2012 totaled $3.4 million, a significant decrease from the $12.7 million recorded in the first quarter of 2012 and the $7.8 million posted in the fourth quarter of 2011. The $12.7 million recorded in the first quarter of 2012 included $8.4 million of non-provision credit costs related to the Company’s bulk sale of problem assets.

Loan Growth

Loans increased at the fastest pace in over five years, growing at an annualized pace of 12.6% when compared to the first quarter of 2012. New loan growth during the quarter came from diversified loan types with an emphasis on new loans to existing customers. Initial yields on new loan production for the quarter were 5.45%, compared to 5.48% in the first quarter of 2012 and 5.38% in the fourth quarter of 2011. Commenting on loan growth for the quarter, Edwin W. Hortman, Jr., the Company’s President and Chief Executive Officer, said, “Intense market competition for loan growth has pushed loan yields to levels that in some cases are inconsistent with quality or term. Our bankers continue to work hard preserving the yields on our portfolio and creating a “win-win” with our customers. Our sales strategies focus on relationships and customized lending ideas rather than leading with price, and our results indicate that we have been successful.”

Deposits and Funding

Total deposits at the end of the second quarter of 2012 were $2.54 billion, a nominal increase from levels seen at the same time in 2011 but a decrease of 4.53% when compared to levels at the end of the first quarter of 2012. These decreases over the linked quarter represented the deleveraging activities that followed the FDIC-assisted purchase of the assets of Central Bank of Georgia on February 24, 2012.

Success in the sales and management of low-cost deposit balances have been sufficient to offset the decreases in retail and brokered CDs over the last twelve months. The Company continues to make progress toward its goal of 20% of total deposits in non-interest bearing types with a 35% improvement in this deposit class over the past 12 months. Additionally, declines in retail time deposits through renewals have slowed but not completely ceased, with slower levels of decline noted in the most recent quarter.

The following table details deposits by class and percentage of total as of June 30, 2012 and 2011:

	June 30, 2012		June 30, 2011
Deposit Type	Balances	% of total	Balances	% of total	$ Change	% Change
Non-interest bearing	$429,113	16.9%	$318,004	12.7%	$111,109	34.9%
NOW accounts	589,444	23.2%	589,686	23.5%	(242)	0.0%
Money Market	621,461	24.4%	552,514	22.0%	68,947	12.5%
Savings	97,867	3.8%	79,248	3.2%	18,619	23.5%
Retail CDs	764,988	30.1%	889,031	35.4%	(124,043)	-13.9%
Brokered CDs	41,799	1.6%	82,880	3.3%	(41,081)	-49.5%

	$2,544,672		$2,511,363		$33,309	1.3%

Shareholders Equity and Capital Levels

Stockholders’ equity at the end of the second quarter of 2012 totaled $300.9 million, an increase of $23.8 million, or 8.6%, when compared to the same period in 2011. Tangible common equity grew at a faster pace, increasing from $222.0 million at June 30, 2011 to $245.2 million at June 30, 2012. Tangible book value increased 10.2% to $10.29 per share over the same period, with such growth being the result of earnings.

During the second quarter of 2012, the Company’s preferred stock issued to the United States Treasury as part of its Capital Purchase Program in 2008 was auctioned to private investors for 93.1% of par value. The Company continues to evaluate repayment strategies and anticipates retiring the obligation before the dividend rate increases to 9.0% in February 2014.

Credit Quality

“We have been laser-focused on making a significant move on credit quality in the first half of 2012,” said Mr. Hortman concerning the Company’s attention to asset quality. “To that end, we have reduced non-performing assets by over 30% in the first two quarters, while increasing our loan loss reserve coverage of non-performing assets by approximately 19%. We anticipate continued reductions in classified assets through the remainder of 2012 but at a slower pace and with lower levels of credit costs,” continued Mr. Hortman.

Net charge-offs on loans during the second quarter of 2012 were $8.6 million, compared to $19.1 million during the first quarter of 2012 and $8.3 million during the fourth quarter of 2011. Increased levels of charge-offs during the first quarter of 2012 relate almost entirely to the Company’s bulk sale of non-performing loans. Excluding amounts charged-off in the bulk sale, the Company’s net charge-offs would have been $8.7 million for the first quarter of 2012.

The Company’s provision for loan losses during the second quarter of 2012 amounted to $7.2 million, a decrease of $1.9 million as compared to the $9.1 million posted in the second quarter of 2011. Approximately $1.2 million of the current quarter’s provision for loan losses related to decreases in expected cash flows from recent FDIC-assisted transactions. At June 30, 2012, the Company’s loan loss allowance totaled $26.2 million, or 1.92% of legacy loans, compared to $35.2 million, or 2.64% of legacy loans, at the end of 2011.

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 67 locations in Georgia, Alabama, northern Florida and South Carolina.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun. 2012	Mar. 2012	Dec. 2011	Sept. 2011	Jun. 2011	Jun. 2012	Jun. 2011
EARNINGS
Net Income/(Loss) Available to Common Shareholders	$1,678	$4,550	$322	$15,643	$1,307	$6,228	$1,887

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$0.07	$0.19	$0.01	$0.67	$0.06	$0.26	$0.08
Diluted	$0.07	$0.19	$0.01	$0.66	$0.06	$0.26	$0.08
Cash Dividends per share	$—	$—	$—	$—	$—	$—	$—
Stock dividend	—	—	—	—	—	—	—
Book value per share (period end)	$10.49	$10.36	$10.23	$10.27	$9.54	$10.49	$9.54
Tangible book value per share (period end)	$10.29	$10.15	$10.06	$10.08	$9.34	$10.29	$9.34
Weighted average number of shares:
Basic	23,818,814	23,762,196	23,457,739	23,438,335	23,449,123	23,790,505	23,444,662
Diluted	23,973,039	23,916,421	23,611,964	23,559,063	23,508,419	23,944,730	23,491,421
Period-end number of shares	23,819,144	23,814,144	23,751,294	23,742,794	23,766,044	23,819,144	23,766,044
Market data:
High closing price	$13.40	$13.32	$10.66	$10.30	$10.16	$13.40	$11.10
Low closing price	$10.88	$10.34	$8.55	$8.47	$8.49	$10.34	$8.49
Period end closing price	$12.60	$13.14	$10.28	$8.71	$8.87	$12.60	$8.87
Average daily volume	58,370	59,139	68,654	71,955	58,706	58,751	52,545

PERFORMANCE RATIOS
Return on average assets	0.34%	0.72%	0.15%	2.14%	0.29%	0.53%	0.13%
Return on average common equity	4.12%	8.89%	1.82%	28.55%	3.69%	6.49%	1.66%
Earning asset yield (TE)	5.33%	5.22%	6.07%	5.55%	5.98%	5.25%	5.66%
Total cost of funds	0.62%	0.69%	0.80%	1.02%	1.10%	0.66%	1.16%
Net interest margin (TE)	4.66%	4.48%	5.21%	4.44%	4.79%	4.56%	4.41%
Non-interest income excluding securities transactions,as a percent of total revenue (TE) (1)	21.10%	12.15%	14.81%	10.26%	14.16%	15.86%	14.79%
Efficiency ratio	70.51%	62.28%	72.76%	47.75%	65.08%	65.63%	67.18%

CAPITAL ADEQUACY (period end)
Stockholders’ equity to assets	10.31%	9.78%	9.81%	9.78%	9.70%	10.31%	9.70%
Tangible common equity to tangible assets	8.41%	7.95%	7.99%	7.96%	7.78%	8.41%	7.78%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.41%	7.95%	7.99%	7.96%	7.78%	8.41%	7.78%
Effect of preferred equity	1.75%	1.67%	1.69%	1.68%	1.76%	1.75%	1.76%
Effect of goodwill and other intangibles	0.15%	0.16%	0.13%	0.14%	0.15%	0.15%	0.15%

Equity to assets (GAAP)	10.31%	9.78%	9.81%	9.78%	9.70%	10.31%	9.70%

OTHER PERIOD-END DATA
FTE Headcount	839	827	746	730	690	839	690
Assets per FTE	$3,481	$3,680	$4,014	$4,124	$4,141	$3,481	$4,141
Branch locations	67	67	62	62	59	67	59
Deposits per branch location	$37,980	$39,781	$41,799	$42,401	$42,565	$37,980	$42,565

(1)	Includes gain from acquisition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun. 2012	Mar. 2012	Dec. 2011	Sept. 2011	Jun. 2011	Jun. 2012	Jun. 2011
INCOME STATEMENT

Interest income
Interest and fees on loans	$30,334	$29,482	$35,361	$31,633	$32,876	$59,816	$61,847
Interest on taxable securities	2,187	2,309	2,350	2,672	2,574	4,496	5,232
Interest on nontaxable securities	374	365	357	330	314	739	634
Interest on deposits in other banks	108	120	148	144	150	228	325
Interest on federal funds sold	4	6	7	9	9	10	22

Total interest income	33,007	32,282	38,223	34,788	35,923	65,289	68,060

Interest expense
Interest on deposits	$3,635	$4,084	$4,875	$6,431	$6,825	$7,719	$14,200
Interest on other borrowings	491	471	580	555	351	962	906

Total interest expense	4,126	4,555	5,455	6,986	7,176	8,681	15,106

Net interest income	28,881	27,727	32,768	27,802	28,747	56,608	52,954

Provision for loan losses	7,225	12,882	9,019	7,552	9,115	20,107	16,158

Net interest income/(loss) after provision for loan losses	$21,656	$14,845	$23,749	$20,250	$19,632	$36,501	$36,796

Noninterest income
Service charges on deposit accounts	$4,770	$4,386	$4,483	$4,666	$4,665	$9,156	$8,932
Mortgage banking activity	3,006	1,475	1,209	930	382	4,481	826
Other service charges, commissions and fees	322	391	340	392	276	713	515
Gain(loss) on sale of securities	—	—	—	—	14	0	238
Gains from acquisitions	—	20,037	—	26,867	—	20,037	—
Other non-interest income	777	975	657	1,090	643	1,752	1,656

Total noninterest income	8,875	27,264	6,689	33,945	5,980	36,139	12,167

Noninterest expense
Salaries and employee benefits	12,125	11,446	10,688	10,252	9,427	23,571	19,264
Occupancy and equipment expenses	2,880	3,335	2,705	3,203	2,752	6,215	5,482
Data processing and telecommunications expenses	2,905	1,925	2,650	2,817	2,452	4,830	4,848
FDIC Insurance expense	1,067	1,067	1,078	1,096	1,118	2,134	2,363
Credit related expenses (1)	3,423	12,739	7,784	8,985	3,882	16,162	5,679
Advertising and marketing expenses	364	349	221	189	149	713	312
Amortization of intangible assets	412	220	220	277	242	632	505
Goodwill impairment	—	—	—	—	—	—	—
Other non-interest expenses	3,447	3,165	3,364	2,667	2,580	6,612	5,298

Total noninterest expense	26,623	34,246	28,710	29,486	22,602	60,869	43,751

Operating profit/(loss)	$3,908	$7,863	$1,728	$24,709	$3,010	$11,771	$5,212
Income tax (benefit)/expense	1,413	2,498	587	8,249	896	3,911	1,720

Net income/(loss)	$2,495	$5,365	$1,141	$16,460	$2,114	$7,860	$3,492

Preferred stock dividends	817	815	819	817	807	1,632	1,605

Net income/(loss) available to common shareholders	$1,678	$4,550	$322	$15,643	$1,307	$6,228	$1,887

Diluted earnings available to common shareholders	0.07	0.19	0.01	0.66	0.06	0.26	0.08

(1)	Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Jun. 2012	Mar. 2012	Dec. 2011	Sept. 2011	Jun. 2011
PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$60,126	$64,963	$65,528	$55,761	$68,552
Federal funds sold and interest bearing balances	111,251	194,172	229,042	170,349	218,330
Investment securities available for sale, at fair value	366,980	371,791	339,967	340,839	334,376
Other investments	7,884	10,967	9,878	11,089	10,354
Mortgage loans held for sale	19,659	14,863	11,563	8,867	—

Loans, net of unearned income	1,365,489	1,323,844	1,332,086	1,368,895	1,360,063
Covered loans	601,737	653,377	571,489	595,428	486,489
Less allowance for loan losses	26,198	28,689	35,156	35,238	34,523

Loans, net	1,941,028	1,948,532	1,868,419	1,929,085	1,812,029

Other real estate owned	40,018	40,035	50,301	54,487	61,533
Covered other real estate owned	83,467	85,803	78,617	81,907	63,583

Total other real estate owned	123,485	125,838	128,918	136,394	125,116

Premises and equipment, net	75,192	72,755	73,124	71,848	65,925
Intangible assets, net	3,767	4,179	3,250	3,471	3,745
Goodwill	956	956	956	956	956
FDIC loss sharing receivable	203,801	220,016	242,394	239,719	160,927
Other assets	6,182	14,202	21,268	42,001	56,927

Total assets	$2,920,311	$3,043,234	$2,994,307	$3,010,379	$2,857,237

Liabilities
Deposits:
Noninterest-bearing	$429,113	$444,707	$395,347	$354,434	$318,004
Interest-bearing	2,115,559	2,220,653	2,196,219	2,274,458	2,193,359

Total deposits	2,544,672	2,665,360	2,591,566	2,628,892	2,511,363
Federal funds purchased & securities sold under agreements to repurchase	19,800	28,790	37,665	13,180	17,136
Other borrowings	3,810	3,810	20,000	21,000	—
Other liabilities	8,821	5,308	9,037	10,616	9,311
Subordinated deferrable interest debentures	42,269	42,269	42,269	42,269	42,269

Total liabilities	2,619,372	2,745,537	2,700,537	2,715,957	2,580,079

Stockholders’ equity
Preferred stock	$51,044	$50,884	$50,727	$50,572	$50,419
Common stock	25,155	25,150	25,087	25,079	25,102
Capital surplus	166,685	166,579	166,639	166,385	166,170
Retained earnings	61,081	59,403	54,852	54,530	38,888
Accumulated other comprehensive income/(loss)	7,805	6,512	7,296	8,687	7,410
Less treasury stock	(10,831)	(10,831)	(10,831)	(10,831)	(10,831)

Total stockholders’ equity	300,939	297,697	293,770	294,422	277,158

Total liabilities and stockholders’ equity	$2,920,311	$3,043,234	$2,994,307	$3,010,379	$2,857,237

Other Data
Earning Assets	2,465,116	2,558,047	2,484,147	2,484,378	2,399,258
Intangible Assets	4,723	5,135	4,206	4,427	4,701
Interest Bearing Liabilities	2,181,438	2,295,522	2,296,153	2,350,907	2,252,764
Average Assets	2,966,527	2,978,469	2,965,799	3,048,337	2,909,012
Average Common Stockholders’ Equity	243,463	242,817	248,729	228,716	229,794

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun. 2012	Mar. 2012	Dec. 2011	Sept. 2011	Jun. 2011	Jun. 2012	Jun. 2011
ASSET QUALITY INFORMATION (1)

Allowance for loan losses
Balance at beginning of period	$28,689	$35,156	$35,238	$34,523	$35,443	$35,156	$34,576
Provision for loan loss (2)	6,070	12,600	8,243	7,544	7,462	18,670	14,554

Charge-offs	8,738	19,337	8,909	7,088	8,559	28,075	15,626
Recoveries	177	270	584	259	177	447	1,019

Net charge-offs (recoveries)	8,561	19,067	8,325	6,829	8,382	27,628	14,607

Ending balance	$26,198	$28,689	$35,156	$35,238	$34,523	$26,198	$34,523

As a percentage of loans	1.92%	2.17%	2.64%	2.57%	2.54%	1.92%	2.54%
As a percentage of nonperforming loans	58.98%	54.90%	49.64%	59.66%	57.02%	58.98%	57.02%
Net charge-off information
Charge-offs
Commercial, Financial and Agricultural	$499	$155	$1,952	$614	$2,128	$654	$3,241
Real Estate - Residential	2,251	2,123	1,758	1,697	1,135	4,374	1,944
Real Estate - Commercial and Farmland	4,520	12,964	829	2,962	2,332	17,484	4,889
Real Estate - Construction and Development	1,281	3,930	4,129	1,612	2,822	5,211	5,247
Consumer Installment	187	165	241	203	142	352	305
Other	—	—	—	—	—	—	—

Total charge-offs	8,738	19,337	8,909	7,088	8,559	28,075	15,626

Recoveries
Commercial, Financial and Agricultural	30	48	21	85	48	78	68
Real Estate - Residential	21	141	39	48	45	162	59
Real Estate - Commercial and Farmland	8	16	9	37	4	24	6
Real Estate - Construction and Development	2	17	494	44	57	19	829
Consumer Installment	116	48	21	45	23	164	57
Other	—	—	—	—	—	—	—

Total recoveries	177	270	584	259	177	447	1,019

Net charge-offs (recoveries)	$8,561	$19,067	$8,325	$6,829	$8,382	$27,628	$14,607

Non-accrual loans	44,421	52,258	70,823	59,067	60,545	44,421	60,545
Foreclosed assets	40,018	40,035	50,301	54,487	61,533	40,018	61,533
Accruing loans delinquent 90 days or more	1	—	—	20	—	1	—

Total non-performing assets	84,440	92,293	121,124	113,574	122,078	84,440	122,078

Non-performing assets as a percent of total assets	2.89%	3.03%	4.05%	3.77%	4.27%	2.89%	4.27%
Net charge offs as a percent of loans (Annualized)	2.52%	5.79%	2.51%	2.01%	2.48%	4.07%	2.17%

(1)	Asset quality information is presented net of covered assets where the Company’s risk exposure is limited substantially by loss sharing agreements with the FDIC.
(2)	During 2011 and 2012, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Company’s Consolidated Statement of Operations.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
	Jun. 2012	Mar. 2012	Dec. 2011	Sept. 2011	Jun. 2011
Loans by Type
Commercial, financial & agricultural	$174,903	$149,320	$142,960	$159,020	$150,377
Real estate - construction & development	124,556	122,331	130,270	145,770	143,684
Real estate - commercial & farmland	675,404	658,054	672,765	677,048	681,228
Real estate - residential	332,124	328,053	330,727	331,236	336,485
Consumer installment	41,431	42,085	37,296	38,163	35,584
Other	17,071	24,001	18,068	17,658	12,705

Total Legacy (non-covered)	$1,365,489	$1,323,844	$1,332,086	$1,368,895	$1,360,063

Commercial, financial & agricultural	$41,372	$43,157	$41,867	$49,859	$42,494
Real estate - construction & development	83,991	93,430	77,077	82,933	79,540
Real estate - commercial & farmland	322,393	350,244	321,257	323,760	229,924
Real estate - residential	150,683	162,768	127,644	135,318	129,721
Consumer installment	3,298	3,778	3,644	3,558	4,810

Total Covered (at fair value)	$601,737	$653,377	$571,489	$595,428	$486,489

Total Loan Portfolio:
Commercial, financial & agricultural	$216,275	$192,477	$184,827	$208,879	$192,871
Real estate - construction & development	208,547	215,761	207,347	228,703	223,224
Real estate - commercial & farmland	997,797	1,008,298	994,022	1,000,808	911,152
Real estate - residential	482,807	490,821	458,371	466,554	466,206
Consumer installment	44,729	45,863	40,940	41,721	40,394
Other	17,071	24,001	18,068	17,658	12,705

Total Loans	$1,967,226	$1,977,221	$1,903,575	$1,964,323	$1,846,552

Troubled Debt Restructurings:
Accruing loan types:
Real estate - construction & development	$1,205	$1,305	$1,774	$1,697	$2,179
Real estate - commercial & farmland	13,293	17,765	9,622	7,005	13,936
Real estate - residential	8,472	7,778	6,555	7,889	5,043

Total Accruing TDRs	$22,970	$26,848	$17,951	$16,591	$21,158

Non-accruing loan types:
Commercial, financial & agricultural	$18	$—	$—	$—	$—
Real estate - construction & development	1,124	1,626	2,122	1,426	1,315
Real estate - commercial & farmland	2,815	2,176	4,737	5,392	8,541
Real estate - residential	1,213	1,065	1,296	227	233

Total Non-accrual TDRs	$5,170	$4,867	$8,155	$7,045	$10,089

Total Troubled Debt Restructurings	$28,140	$31,715	$26,106	$23,636	$31,247

The following table presents the non-covered loan portfolio by risk grade:

Grade 10 - Prime credit	$28,283	$26,454	$23,930	$23,461	$20,376
Grade 15 - Good credit	251,156	256,854	261,489	193,881	202,152
Grade 20 - Satisfactory credit	540,561	495,252	485,364	550,748	534,498
Grade 23 - Performing, under-collateralized credit	30,131	29,631	29,730	30,538	29,833
Grade 25 - Minimum acceptable credit	397,984	387,133	386,365	425,142	407,133
Grade 30 - Other asset especially mentioned	36,306	42,329	41,584	52,760	65,528
Grade 40 - Substandard	80,825	85,666	102,947	91,857	99,612
Grade 50 - Doubtful	243	522	677	508	922
Grade 60 - Loss	—	3	—	—	9

Total	$1,365,489	$1,323,844	$1,332,086	$1,368,895	$1,360,063

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun. 2012	Mar. 2012	Dec. 2011	Sept. 2011	Jun. 2011	Jun. 2012	Jun. 2011
AVERAGE BALANCES

Federal funds sold	$17,665	$27,160	$29,108	$24,583	$34,241	$28,005	$33,566
Interest bearing deposits in banks	128,008	157,223	203,031	161,447	236,286	142,953	219,995
Investment securities - taxable	324,879	309,592	293,821	286,807	250,998	317,904	256,873
Investment securities - nontaxable	46,049	46,520	44,255	40,388	38,151	46,285	38,471
Other investments	8,893	10,076	10,276	11,328	11,022	9,579	11,617
Loans	1,378,448	1,329,146	1,335,242	1,351,695	1,348,067	1,356,338	1,357,664
Covered loans	601,802	602,353	600,367	626,873	507,276	601,507	522,497

Total Earning Assets	$2,505,744	$2,482,070	$2,516,100	$2,503,121	$2,426,041	$2,502,571	$2,440,683

Noninterest bearing deposits	$432,535	$405,112	$395,346	$337,603	$320,735	$420,131	$317,975
NOW accounts	605,494	619,047	607,258	593,801	582,773	612,459	583,556
MMDA	616,449	598,956	597,088	583,552	545,261	608,074	533,635
Savings accounts	97,097	87,219	80,074	82,210	78,674	92,269	77,508
Retail CDs < $100,000	369,651	373,519	396,058	448,597	417,297	371,512	422,220
Retail CDs > $100,000	410,855	444,838	471,329	511,205	490,660	421,112	497,336
Brokered CDs	59,526	61,287	76,250	82,880	105,338	76,563	114,837

Total Deposits	2,591,607	2,589,978	2,623,403	2,639,848	2,540,738	2,547,066	2,547,066

FHLB advances	3,810	8,282	20,707	17,804	—	6,217	16,740
Subordinated debentures	42,269	42,269	42,269	42,269	42,269	42,269	42,269
Federal funds purchased and securities sold under agreements to repurchase	23,042	29,898	29,417	14,504	23,078	26,470	22,589
Other borrowings	—	—	—	—	—	—	—

Total Non-Deposit Funding	69,121	80,449	92,393	74,577	65,347	81,598	81,598

Total Funding	$2,660,728	$2,670,427	$2,715,796	$2,714,425	$2,606,085	$2,628,664	$2,628,664

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun. 2012	Mar. 2012	Dec. 2011	Sept. 2011	Jun. 2011	Jun. 2012	Jun. 2011
INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$4	$6	$7	$9	$9	$10	$22
Interest bearing deposits in banks	108	120	148	144	150	228	325
Investment securities - taxable	2,187	2,309	2,350	2,672	2,574	4,496	5,232
Investment securities - nontaxable (TE)	505	493	549	499	483	998	975
Loans (TE)	19,573	18,310	19,205	19,362	19,906	37,883	40,829
Covered loans	10,808	10,972	16,217	12,322	13,022	21,780	21,109

Total Earning Assets	$33,184	$32,210	$38,476	$35,008	$36,144	$65,394	$68,492

INTEREST EXPENSE
Non-interest bearing deposits	$—	$—	$—	$—	$—	$—	$—
NOW accounts	447	526	671	985	1,026	973	2,074
MMDA	808	841	930	1,466	1,421	1,649	2,828
Savings accounts	36	34	45	91	88	70	220
Retail CDs < $100,000	834	941	1,074	1,405	1,474	1,775	3,219
Retail CDs > $100,000	1,072	1,240	1,557	1,855	1,951	2,312	4,045
Brokered CDs	438	502	598	629	865	940	1,814

Total Deposits	3,635	4,084	4,875	6,431	6,825	7,719	14,200

FHLB advances	26	69	183	155	—	95	123
Subordinated debentures	427	361	363	375	323	788	673
Repurchase agreements	37	40	33	22	28	77	109
Correspondent bank line of credit and other	1	1	1	3	—	2	—

Total Non-Deposit Funding	491	471	580	555	351	962	905

Total Funding	$4,126	$4,555	$5,455	$6,986	$7,176	$8,681	$15,105

Net Interest Income (TE)	$29,058	$27,655	$33,021	$28,022	$28,968	$56,713	$53,387

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun. 2012	Mar. 2012	Dec. 2011	Sept. 2011	Jun. 2011	Jun. 2012	Jun. 2011
YIELDS (1)
Federal funds sold	0.09%	0.09%	0.10%	0.15%	0.11%	0.07%	0.13%
Interest bearing deposits in banks	0.34%	0.31%	0.29%	0.35%	0.25%	0.32%	0.30%
Investment securities - taxable	2.71%	3.00%	3.17%	3.70%	4.11%	2.84%	4.11%
Investment securities - nontaxable	4.41%	4.26%	4.92%	4.90%	5.08%	4.33%	5.11%
Loans	5.71%	5.54%	5.71%	5.68%	5.92%	5.62%	6.06%
Covered loans	7.22%	7.33%	10.72%	7.80%	10.30%	7.28%	8.15%

Total Earning Assets	5.33%	5.22%	6.07%	5.55%	5.98%	5.25%	5.66%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.30%	0.34%	0.44%	0.66%	0.71%	0.32%	0.72%
MMDA	0.53%	0.56%	0.62%	1.00%	1.05%	0.55%	1.07%
Savings accounts	0.15%	0.16%	0.22%	0.44%	0.45%	0.15%	0.57%
Retail CDs < $100,000	0.91%	1.01%	1.08%	1.24%	1.42%	0.96%	1.54%
Retail CDs > $100,000	1.05%	1.12%	1.31%	1.44%	1.59%	1.10%	1.64%
Brokered CDs	2.96%	3.29%	3.11%	3.01%	3.29%	2.47%	3.19%

Total Deposits	0.56%	0.63%	0.74%	0.97%	1.08%	0.61%	1.12%

FHLB advances	2.74%	3.35%	3.51%	3.45%	0.00%	3.07%	1.48%
Subordinated debentures	4.06%	3.43%	3.41%	3.52%	3.07%	3.75%	3.21%
Repurchase agreements	0.65%	0.54%	0.45%	0.60%	0.49%	0.58%	0.97%
Correspondent bank line of credit and other	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Non-Deposit Funding	2.86%	2.35%	2.49%	2.95%	2.15%	2.37%	2.24%

Total funding (3)	0.62%	0.69%	0.80%	1.02%	1.10%	0.66%	1.16%

Net interest spread	4.70%	4.53%	5.27%	4.53%	4.87%	4.59%	4.50%

Net interest margin	4.66%	4.48%	5.21%	4.44%	4.79%	4.56%	4.41%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun. 2012	Mar. 2012	Dec. 2011	Sept. 2011	Jun. 2011	Jun. 2012	Jun. 2011
Core Earnings Reconciliation
Pre-tax operating profit/(loss)	$3,908	$7,863	$1,728	$24,709	$3,010	$11,771	$5,212
Plus: Credit Related Costs
Provision for loan losses	7,225	12,882	9,019	7,552	9,115	20,107	16,158
(Gains)/Losses on the sale of legacy OREO	813	7,252	4,533	5,906	1,324	8,065	2,915
Problem loan and OREO expense	2,610	5,487	3,251	3,079	2,558	8,097	5,055
Interest reversed (received) on non-accrual loans	144	187	410	452	140	331	(249)

Total Credit-Related Costs	10,792	25,808	17,213	16,989	13,137	36,600	23,880

Plus: Non-recurring conversion charges	—	—	306	611	370	—	—
Plus: Costs associated with capital raise	—	—	—	—	—	—	—
Less: Non-recurring gains						—
Gains related to FDIC acquisitions	—	(20,037)	—	(26,867)	—	(20,037)	—
Gains on sales of securities	—	—	—	—	(14)	—	(238)
Gains on sales of bank premises	—	—	(19)	(9)	(11)	—	(139)
Other non-recurring adjustments	—	—	(4,198)	—	(2,631)	—	(2,631)

Pretax, Pre-provision earnings	$14,700	$13,634	$15,030	$15,433	$13,861	$28,334	$26,084

As percentage of average assets, annualized	1.99%	1.84%	1.97%	2.01%	1.91%	1.92%	1.81%

	Three Months Ended					Six Months Ended
	Jun. 2012	Mar. 2012	Dec. 2011	Sept. 2011	Jun. 2011	Jun. 2012	Jun. 2011
Recurring Operating Expenses
Total Operating Expenses	26,623	34,246	28,710	29,486	22,602	60,869	43,751
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	(813)	(7,252)	(4,533)	(5,906)	(1,324)	(8,065)	(2,915)
Gains/(Losses) on the sale of covered OREO	—	—	—	—	—	—	2,292
Problem loan and OREO expense	(2,610)	(5,487)	(3,251)	(3,079)	(2,558)	(8,097)	(5,055)
Costs associated with capital raise	—	—	—	—	—	—	—
Severance payments	(190)	(362)	(290)	—	—	(552)	—
Conversion expenses	(285)	—	(306)	(611)	(370)	(285)	—
(Gains)/Losses on the sale of premises	—	—	19	9	11	—	139
FDIC insurance expense	(1,067)	(1,067)	(1,078)	(1,096)	(1,118)	(2,134)	(2,363)

Recurring operating expenses	$21,658	$20,078	$19,271	$18,803	$17,243	$41,736	$35,848